As filed with the Securities and Exchange Commission on November 19, 1997

                                                Registration No. 33-50441
=========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                        --------------------------
                      POST EFFECTIVE AMENDMENT NO.  1
                                    TO
                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                        --------------------------

                     Overseas Shipholding Group, Inc.
          (Exact name of registrant as specified in its charter)
                        --------------------------

    DELAWARE                                           13-2637623
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

                        1114 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036
                              (212) 869-1222
      (Address, Including zip code, and telephone number,
including area code, of registrant's principal executive offices)
                        --------------------------
                           ROBERT N. COWEN, ESQ.
                           SENIOR VICE PRESIDENT
                               AND SECRETARY
                     OVERSEAS SHIPHOLDING GROUP, INC.
                        1114 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036
                              (212) 869-1222
   (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                        --------------------------
                                COPIES TO:
                           RICHARD H. ROWE, ESQ.
                            PROSKAUER ROSE LLP
                     1233 20TH STREET, N.W., SUITE 800
                        TELEPHONE:  (202) 416-6820
                        FAX:        (202) 416-6899
                        --------------------------

Approximate date of commencement of proposed sale to the public:  N/A

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ---
 If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ---

                        --------------------------

     The purpose of this Post Effective Amendment is to deregister $300,000,000 principal amount of debt securities in accordance with the undertaking of the Registrant given pursuant to Item 512(a)(3) of Regulation S-K.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment to the Registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in The City of New York, State of New York, on November 19, 1997.

OVERSEAS SHIPHOLDING GROUP, INC.


By        S/MORTON P. HYMAN
  ------------------------------
          Morton P. Hyman,
             President

     Pursuant to the requirements of the Securities Act of 1933, and Rule 478(a)(4) thereunder, this Post Effective Amendment to the
Registration Statement has been signed by the following person in the capacity and on the date indicated.


      Signature                    Title        Date
      ---------                    -----        ----


         S/ROBERT N. COWEN
      ------------------------     Agent for    November 19, 1997
           Robert N. Cowen         Service